Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-114554 of Bill Barrett Corporation of our report on the statements of revenues and direct operating expenses of the Wind River Acquisition Properties dated April 16, 2004 (June 30, 2004 as to Note 1), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Denver, Colorado
October 12, 2004